Exhibit 10.1
FIRST AMENDMENT TO THE FIRST AMENDED
AND RESTATED LOAN AGREEMENT
          THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), dated as of September 1, 2007, by and among MICHAEL BAKER CORPORATION, a Pennsylvania corporation (“MBC”), MICHAEL BAKER, JR., INC., a Pennsylvania corporation (“Michael Baker Jr.”), BAKER/MO SERVICES, INC., a Texas corporation (“Baker/MO”), BAKER/OTS, INC., a Delaware corporation (“Baker/OTS”), BAKER ENGINEERING NY, INC., a New York corporation (“Baker NY”) (MBC, Michael Baker Jr., Baker/MO, Baker/OTS and Baker NY are sometimes individually referred to herein as a “Borrower” and collectively as the “Borrowers”), the Bank parties hereto from time to time and CITIZENS BANK OF PENNSYLVANIA, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Bank parties hereunder (in such capacity, together with the successors in such capacity, the “Agent”).
W I T N E S S E T H:
          WHEREAS, the Borrowers, the Banks and the Agent entered into that certain First Amended and Restated Loan Agreement dated as of September 17, 2004, as amended by letter agreements dated as of September 30, 2005, December 31, 2005 and June 15, 2006 and as the same may have been further amended from time to time (the “First Amended and Restated Loan Agreement” or the “Existing Credit Agreement”), pursuant to which the Bank parties to the First Amended and Restated Loan Agreement made a revolving credit facility in the maximum aggregate amount of $60,000,000 available to Borrowers and the Swing Line Lender (as defined in the First Amended and Restated Loan Agreement) made a swing line facility in the maximum aggregate amount of $5,000,000 available to the Borrowers;
          WHEREAS, the parties to this Amendment, in their mutual interest, have agreed to amend the First Amended and Restated Loan Agreement pursuant to the terms and conditions set forth herein to, among other things, extend the expiration date of the revolving credit facility and the swing line facility under the Agreement, all as provided for and upon the terms and conditions set forth in this Amendment; and
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Defined Terms. All terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement. The Existing Credit Agreement and this Amendment are to be treated as one agreement and are together referred to hereafter as the “Agreement”.
     2. Recitals. The recitals set forth above are fully incorporated into this Amendment by reference. All references to “Agent” shall refer to Agent in its capacity as agent for the Banks and for the benefit of itself and the Banks and on behalf of itself and the Banks, as provided for and contemplated under the Loan Documents.
     3. Amendment of Certain Defined Terms.
          (a) The following terms contained in Section 1.01 of the Existing Credit Agreement are amended and restated as follows:
               (i) “Agreement” shall mean the First Amended and Restated Loan Agreement entered into by and among the Borrowers, the Banks and the Agent dated as of September 17, 2004, as amended by the First Amendment dated as of the First Amendment Date, as the same may be further amended, modified or supplemented from time to time.
               (ii) “Expiry Date” shall mean October 1, 2011 or such earlier date on which the Revolving Credit Facility Commitment shall have been terminated pursuant to this Agreement.
          (b) The following terms shall be inserted in Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
               (i) “First Amendment” shall mean the First Amendment to the First Amended and Restated Loan Agreement by and among the Borrowers, the Agent and the Banks dated as of the First Amendment Date.
               (ii) “First Amendment Date” shall mean September 1, 2007.
               (iii) “Net Proceeds” shall mean proceeds in cash, checks or other cash equivalent financial instruments as and when received by a Person from a sale of stock or assets (a “Disposition”), net of: (i) the direct costs relating to such Disposition excluding amounts payable to any Borrower or any Affiliate of any Borrower (unless deemed reasonable by the Agent), and (ii) any reserves for indemnification obligations in connection with the Disposition (provided, that any reserves remaining at the end of the applicable indemnification period shall constitute Net Proceeds hereunder).

     4. Amendment of Section 2.02(a)(ii). The chart contained at the end of Section 2.02(a)(ii) of the Existing Credit Agreement shall be amended and restated as follows:

		Applicable Libor	Applicable Prime	Applicable L/C
Tier	Leverage Ratio	Margin	Margin	Margin
I	X < 0.75	75 basis points (bps)	0.0	75 bps

II	0.75 ≤ X < 1.25	100 bps	0.0	100 bps

III	1.25 ≤ X < 1.75	125 bps	0.0	125 bps

IV	X ≥ 1.75	175 bps	0.0	175 bps
     5. Amendment of Section 2.04(b). Section 2.04(b) of the Existing Credit Agreement shall be amended and restated as follows:
          “(b) The Borrowers shall pay to the Agent for the account of each Bank, (i) the Letter of Credit Commission pursuant to Section 2.06 hereof, and (ii) a commitment fee on the unused portion of the Revolving Credit Facility Commitment during the period from the date of this Agreement to the Expiry Date, payable quarterly in arrears on the first (1st) day of each October, January, April and July of each calendar year and on the Expiry Date. Such fee shall be equal to the amount by which the amount of each Bank’s Commitment has exceeded the average daily closing principal balance of the sum of such Bank’s Revolving Credit Loans (for purposes of this computation, the Swing Line Loans shall be deemed to be borrowed amounts under the Revolving Credit Commitment of Citizens) plus its Pro Rata Share of the Letter of Credit Undrawn Availability during the preceding calendar quarter, multipled by a fraction, the numerator of which is the actual number of days in such calendar quarter and the denominator of which is three hundred sixty (360) days, multiplied by the following percentage, which shall be determined in accordance with the first 2 sentences of Section 2.02(a)(ii) of this Agreement:

Applicable Unusued
Revolving Credit
Facility Commitment
Tier	Leverage Ratio	Fee
I	X < 0.75	20.0 bps

II	0.75 ≤ X < 1.25	25.0 bps

III	1.25 ≤ X < 1.75	30.0 bps

IV	X ≥ 1.75	37.5 bps
     6. Amendment of Section 2.05. Section 2.05 of the Existing Credit Agreement shall be amended to delete the amount of “Fifteen Million and 00/100 Dollars ($15,000,000)” that is contained in the first sentence of Section 2.05 and replace such amount with the amount of “Twenty Million and 00/100 Dollars ($20,000,000)”.
     7. Amendment of Section 6.04(h). Subsection (h) of Section 6.04 of the Existing Credit Agreement shall be amended and restated as follows:
     “(h) other investments set forth on Schedule 6.04 attached to the First Amendment and additional investments in an aggregate amount not to exceed Two Million and 00/100 Dollars ($2,000,000) at any time from and after the First Amendment Date.”
     8. Amendment of Section 6.05(f). Subsection (f) of Section 6.05 of the Existing Credit Agreement shall be amended and restated as follows:
     “(f) the aggregate purchase price of all such Acquisitions shall not exceed (i) Fifteen Million and 00/100 Dollars ($15,000,000) in the aggregate in any fiscal year, and (ii) Twenty-Five Million and 00/100 Dollars ($25,000,000) in the aggregate at any time from and after the First Amendment Date.”
     9. Amendment of Section 6.07. Section 6.07 of the Existing Credit Agreement shall be amended to (i) delete the word “and” at the end of subsection (b), (ii) delete the “.” at the end of subsection (c) and place a “;” in its place, and (iii) insert a new subsection (d) at the end of Section 6.07 as follows:
     “(d) so long as no Event of Default or Potential Default shall have occurred, a sale or sales (either in one or a series of related transactions) of the capital stock of Baker/OTS, Baker/MO or any of their Subsidiaries or all or substantially all of the assets of Baker/OTS, Baker/MO or any of their Subsidiaries, provided that the Net Proceeds received by the Borrowers from the sale of such capital stock or assets are at least Seventy Million Dollars ($70,000,000). In the event that Borrowers sell all or substantially all of the capital stock of Baker/OTS and Baker/MO or all or substantially of the assets of Baker/OTS and Baker/MO in accordance with the terms of this subsection (d), the Agent and the Banks shall amend the Agreement and any other Loan Documents to remove Baker/OTS and Baker/MO as “Borrowers” under this Agreement and any other Loan Documents.”
     10. Amendment of Section 6.11. Section 6.11 of the Existing Credit Agreement shall be amended and restated as follows:
     “6.11 Distributions. No Borrower shall declare, make, pay, or agree, become or remain liable to make or pay, any Distributions of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the capital stock of such Borrower or on account of the purchase, redemption, retirement or acquisition of any shares of the capital stock (or warrants, options, or rights for any shares of the capital stock of the Borrower) other than (i) Distributions declared, made or paid by a Subsidiary of a Borrower to such Borrower, (ii) Distributions in an aggregate amount not to exceed Five Million and 00/100 Dollars ($5,000,000) from and after the First Amendment Date, or (iii) Distributions to repurchase shares of capital stock of MBC upon terms and at times that are determined by the board of directors of MBC from time to time, provided that such Distributions do not exceed Ten Million and 00/100 Dollars ($10,000,000) during any rolling twelve (12) month period.”
     11. Amendment of Section 9.04. Section 9.04 of the Existing Credit Agreement shall be amended to provide that any notice given to the Borrowers shall be addressed to “Craig Stuver, Senior Vice President, Treasurer and Corporate Controller” in place of “William P. Mooney, Executive Vice President and Chief Financial Officer” and a copy of any notice given to the Agent shall be given to: “Craig S. Heryford, Esquire, Buchanan Ingersoll & Rooney, PC, 20th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219”, in place of “Jeffrey J. Conn, Esquire, Thorp Reed & Armstrong, LLP”.
     12. Amendment of Schedule 6.04. Schedule 6.04 to the Existing Credit Agreement is hereby amended and restated as provided in Schedule 6.04 attached to the First Amendment.
     13. Amendment Fee. Borrowers shall pay to the Agent, for the account of the Banks in accordance with their respective Revolving Credit Commitments, an amendment fee equal to Five Thousand and 00/100 Dollars ($5,000) per each Bank party to the Existing Credit Agreement (the “Amendment Fee”). The Agent shall promptly distribute the Amendment Fee to each Bank party to the Existing Credit Agreement upon receipt by the Agent.

     14. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     15. Saving Clause. Except as specifically amended or modified by this Amendment, all parties to this Amendment hereby confirm and ratify the Existing Credit Agreement in its entirety, including without limitation, the Exhibits, Schedules and Annexes thereto and agree to be bound by the terms thereof.
     16. Fees and Expenses. The Borrower shall pay to the Agent on the First Amendment Date (i) all costs and expenses (including reasonable attorneys fees) incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment, and (ii) the Amendment Fee.
     17. Authorization. Each individual signing this Amendment on behalf of a legal entity represents that such individual is an authorized representative of such legal entity.
[Signature pages begin on following page]

SIGNATURE PAGE 1 OF 4 TO THE FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT
          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.

BORROWERS:

MICHAEL BAKER CORPORATION

By:	/s/ Craig O. Stuver

Title:	Senior Vice President, Corporate Controller & Treasurer

MICHAEL BAKER, JR., INC.

By:	/s/ Craig O. Stuver

Title:	Senior Vice President & Treasurer

BAKER/MO SERVICES, INC.

By:	/s/ Craig O. Stuver

Title:	Senior Vice President & Corporate Controller

BAKER/OTS, INC.

By:	/s/ Craig O. Stuver

Title:	Senior Vice President, Corporate Controller & Treasurer

BAKER ENGINEERING NY, INC.

By:	/s/ Craig O. Stuver

Title:	Senior Vice President, Corporate Controller & Treasurer

SIGNATURE PAGE 2 OF 4 TO THE FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT

AGENT:

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ John J. Ligday, Jr.

Title:	Vice President

SIGNATURE PAGE 3 OF 4 TO THE FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David B. Keith

Title:	Vice President

SIGNATURE PAGE 4 OF 4 TO THE FIRST AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT

FIFTH THIRD BANK

By:	/s/ Neil Corry-Roberts

Neil Corry-Roberts
Title:	Vice President

Schedule 6.04
Loans and Investments
Permitted Loans:
NONE
Permitted Investments:

Investment in	Nature of Investment	Amount
Energy Logistics	33.334% ownership. Balance at July 31, 2007 was	$1,634,211

Stanley Baker Hill	33.330% ownership. Balance at July 31, 2007 was	$816,412